ASGN Incorporated to Acquire Quinnox, Leading Digital Solutions Provider
Acquisition unlocks a scalable digital engineering platform with robust offshore delivery capabilities
RICHMOND, VA, January 20, 2026 – ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions across the commercial and government sectors, soon to be renamed Everforth, announced today that it has signed a definitive agreement to acquire Quinnox Inc. (“Quinnox” or “the Company”), an agile, results-driven digital solutions provider, for $290 million in cash. The transaction is subject to customary closing conditions, including the expiration or termination of any waiting period applicable under Hart-Scott Rodino Antitrust Improvement Act of 1976. The transaction is expected to close in March 2026.
Founded in 2002 in Chicago, Illinois, with offices in India and the United Kingdom, Quinnox delivers advanced digital technology and application solutions that drive innovation, substantial efficiencies, and cost reductions for its enterprise customers. Quinnox’s comprehensive solutions portfolio includes application management and modernization; custom application engineering; data, AI, and analytics; and enterprise software consulting and integration. These capabilities position Quinnox as a trusted partner for organizations seeking to accelerate outcomes from their digital transformation and AI investments.
Reaffirming the long-term strategy outlined at ASGN’s 2025 Investor Day, Ted Hanson, Chief Executive Officer, noted, “Joining forces with Quinnox represents a significant milestone in our long-term strategy to enhance our digital engineering and complex delivery capabilities and positions us for our next wave of growth and value creation. Quinnox’s AI-driven approach to business and dedication to innovation fit seamlessly with our own values and objectives. We are excited to extend their capabilities across our Fortune 1000 client base, enabling our clients to leverage their offshore delivery, while also benefiting from Quinnox’s longstanding customer relationships in critical commercial industries.”
Quinnox’s US and European client base spans five key industries – Business & Financial Services, Environment & Energy, Consumer Retail, Distribution & Transportation, and Manufacturing – all complementary to that of ASGN. With an average client tenure of over a decade, Quinnox has grown organically since its founding.
Commenting on the opportunity ahead, ASGN President Shiv Iyer, noted, “Integrating Quinnox’s global delivery platform and deep expertise will allow us to immediately deliver scalable, efficient digital engineering solutions that meet evolving enterprise needs. By leveraging Quinnox’s robust technology capabilities with partners like AWS, Databricks, Salesforce, SAP, and Calypso, powered by their scaled offshore digital engineering footprint, we will co-create agile, future-ready solutions that accelerate value for our customers and position our combined teams for continued growth.”
Anil Kumar, Founder and Chair of Quinnox added, “We are thrilled to become part of the ASGN team and see great promise in joining forces. Our shared values of agility, innovation, and deep client engagement create a powerful foundation for collaboration. By combining our proprietary IP assets with highly mature solution delivery excellence through our global capability delivery center, we will uniquely catapult Quinnox to the next level of accelerated growth. Additionally, with ASGN’s deep industry expertise and client-centric approach, we’re positioned to transform the way tailored digital solutions are delivered.”
Quinnox generated approximately $100 million in revenue in 2025 and is expected to achieve low-to-mid teens revenue growth in 2026. The Company also anticipates Adjusted EBITDA margins in the low 20-percent range for the year. Quinnox’s results will be included in ASGN’s results from the date of closing of the acquisition and are expected to be accretive to Adjusted EPS in the first full year post close. Revenue and margin estimates do not include any revenue synergies related to ASGN’s current pipeline of opportunities.
ClearSight Advisors Inc. served as ASGN’s financial advisor, while Sullivan & Cromwell LLP was retained as legal advisor for the transaction.
Updates to Previously Announced Financial Estimates for Q4 2025
Anticipating solid results for the fourth quarter of 2025, ASGN reconfirmed today that it expects revenues will be at the high end of the previously announced guidance range of $960 million to $980 million. Adjusted EBITDA for the fourth quarter of 2025 is also expected to be at the high end of the previously announced range of $102 million to $107 million.
ASGN continues to maintain a balanced capital allocation strategy that includes investments in organic growth, M&A, and share repurchases. During the fourth quarter, ASGN repurchased 1.4 million shares for $64.2 million at an average share price of $46.05. ASGN has $972 million remaining under its recently announced $1 billion share buyback program, the largest in its history.
ASGN’s strong Free Cash Flow generation provides the ability to accelerate organic growth through strategic acquisitions. Acquisitions and share repurchase are not mutually exclusive. Free Cash Flow conversion during the fourth quarter of 2025 exceeded ASGN’s target range of 60 to 65 percent of Adjusted EBITDA, reflecting strong operational execution and disciplined working capital management. As noted during the November 2025 Investor Day, ASGN anticipates Free Cash Flow to be roughly $1 billion over the next three years.
A reconciliation of fourth quarter of 2025 estimated net income to estimated EBITDA is included in a table that accompanies this release.
Fourth Quarter and Full Year 2025 Earnings Conference Call
ASGN will provide additional updates on its fourth quarter and full year 2025 financial performance on its upcoming earnings conference call scheduled for Wednesday, February 4, 2026, at 4:30 p.m. ET. The dial-in number for this call is 877-407-0792 (+1-201-689-8263 outside the United States). Please reference Conference ID number 13757428. Financial results and prepared remarks will be posted to ASGN’s website prior to the call.
For those unable to join the live call or webcast, a replay of the call will be available from 7:30 p.m. ET February 4, 2026, until February 18, 2026. The dial-in number for the replay is

844-512-2921 (+1-412-317-6671 outside the United States) and the replay access code is 13757428. A replay of the webcast will be available at www.asgn.com.
About ASGN Incorporated, transitioning to Everforth
ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions for commercial and government clients. In November 2025, ASGN announced its intent to rebrand to Everforth, a new parent brand unifying its six brands — Apex Systems, Creative Circle, CyberCoders, ECS, GlideFast, and TopBloc — under a single identity.
During the transition, ASGN will continue operating under its existing commercial and government brands. Clients, partners, and suppliers can expect a seamless experience, led by the same trusted teams with greater resources and stronger cross-brand collaboration. ASGN’s transition to Everforth will take place in the first half of 2026.
Everforth is a leading technology and digital engineering company with six core solution areas: AI and data, cloud and infrastructure, digital engineering, customer experience, cybersecurity, and enterprise platforms. Through proprietary assets, accelerators, and proven expertise, Everforth delivers measurable outcomes that help organizations adapt, innovate, and thrive.
Everforth: Adapt and Thrive.
Learn more at go-everforth.com.
Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding (i) our anticipated financial and operating performance, (ii)the Company’s brand transition to Everforth, (iii) the anticipated benefits of the proposed transaction, (iv) the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, (v) the anticipated closing date for the proposed transaction, and (vi) our goals, plans and projections with respect to our operations, financial position and business strategy. All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. For a full list of risks and discussion of forward-looking statements, please see our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

FINANCIAL ESTIMATES FOR THE FOURTH QUARTER OF 2025
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions)

	Low	High
Net income(1)	$ 32.1	$ 35.7
Interest expense	16.3	16.3
Provision for income taxes	12.5	13.9
Depreciation and other amortization(2)	12.9	12.9
Amortization of intangible assets	16.8	16.8
EBITDA (non-GAAP measure)	90.6	95.6
Stock-based compensation	11.4	11.4
Adjusted EBITDA (non-GAAP measure)	$ 102.0	$ 107.0

_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $9.4 million of depreciation included in SG&A expenses, (ii) $3.2 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.3 million of depreciation included in costs of services.

Contact
Kimberly Esterkin
Vice President, Investor Relations, ASGN
Kimberly.Esterkin@ASGN.com